UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2013

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
On March 8, 2013, Quicksilver Resources Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Amended and Restated Rights Agreement dated as of December 20, 2005 (as amended by the Amendment thereto dated February 23, 2011, the “Rights Agreement”) between Quicksilver Resources Inc. and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), a New Jersey limited liability company, as rights agent. The Rights Agreement pertains to those certain contingent rights (the “Rights”) to purchase Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company.

The Amendment provides for (i) a decrease in the exercise price of the Rights from $180.00 to $10.00 per one one-thousandth of a share and (ii) an extension of the expiration date of the Rights from March 11, 2013 to March 11, 2016.

The Amendment also modified the definition of “Acquiring Person” under the Rights Agreement to limit the exemption granted to each of Mercury Exploration Company, Quicksilver Energy L.P., The Discovery Fund, Pennsylvania Avenue Limited Partnership, Pennsylvania Management Company, the estate of Frank Darden, Lucy Darden Anne Darden Self, Glenn Darden and Thomas Darden (each, a “Grandfathered Stockholder”) to beneficially own or acquire more than 15.0% of the outstanding common stock of the Company. The Amendment provides that, a Grandfathered Stockholder will not be considered an “Acquiring Person” (under and as defined in the Rights Agreement) so long as such Grandfathered Stockholder does not acquire beneficial ownership of any additional shares of the Company's common stock, subject to certain exceptions for such ownership resulting from shares acquired under the Company compensation plans or from another Grandfathered Stockholder. In addition, a Grandfathered Stockholder will not be considered an “Acquiring Person” (under and as defined in the Rights Agreement) as a result of an acquisition of beneficial ownership of additional shares of the Company's common stock if, as a result of such acquisition, the ownership percentage of all of the Grandfathered Stockholders does not increase above the ownership percentage of all Grandfathered Stockholders as of the date of the Amendment.

The foregoing summary of the Amendment is a general description only, does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is attached as Exhibit 4.1 hereto and incorporated by reference herein.

Item 3.03.    Material Modification to Rights of Security Holders
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
4.1
Amendment No. 2 dated as of March 8, 2013 to the Amended and Restated Rights Agreement dated as of December 20, 2005, as amended by the Amendment thereto dated February 23, 2011, between Quicksilver Resources Inc. and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as rights agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ John C. Cirone
John C. Cirone
Executive Vice President, General Counsel and Secretary

Date: March 8, 2013

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1
Amendment No. 2 dated as of March 8, 2013 to the Amended and Restated Rights Agreement dated as of December 20, 2005, as amended by the Amendment thereto dated February 23, 2011, between Quicksilver Resources Inc. and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as rights agent.